Exhibit 99



                   Press Release of BFC Financial Corporation,
                             dated January 10, 1997
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                            BFC FINANCIAL CORPORATION

                                  P.O. Box 5403
                            Fort Lauderdale, FL 33310
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NEWS RELEASE
                                                                        Contact:
                                                                 Glen R. Gilbert
                                                                  (954) 760-5200


                           BFC FINANCIAIL CORPORATION
                         ADOPTS STOCKHOLDER RIGHTS PLAN

        FORT LAUDERDERDALE, FL- Jan. 10, 1997 -- BFC Financial Corporation ("BFC") announced today that its Board of Directors has adopted a Stockholder Rights Plan similar to that adopted by other public companies and declared a dividend distribution of one preferred share purchase right ("Right") for each outstanding share of common stock BFC. Each Right, which will become exercisable only upon the occurrence of certain events, including the acquisition of 20% or more of BFC's common stock by persons other than the existing control shareholders (as specified in the Rights Plan), will entitle the holder to purchase either BFC stock or shares in the acquiring entity at half the market price of such shares. The Rights dividend distribution will be made to stockholders of record on January 21, 1997. The Rights will expire on January 10, 2007. Details of the rights plan will he outlined in a letter to be mailed to shareholders.

       BFC is a public company traded on the NASD OTC Bulletin Board under the symbol BFCF.